Exhibit 5.1



                                                               December 29, 2006

Perfisans Holdings, Inc.
7828 Kennedy Road, Unit #201
Markham, Ontario   L3R 5P1

Gentlemen:

         You have requested our opinion with respect to the offer and issue by you, Perfisans Holdings, Inc., a Maryland corporation (the "Company"), pursuant to a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), of up to 9,405,000 shares of the Company, par value $0.001 per share (the "Common Stock") issuable pursuant to certain agreements (the "Agreements") with various consultants as indicated in the Form S-8.

         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officer and responsible employees and agents of the Company.

         Based upon the foregoing, it is our opinion that the Agreements have been duly and validly entered into and the shares issued are authorized and when sold, paid for and issued as contemplated by the Agreements will be duly and validly issued and fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                                 Very truly yours,

                                                /s/ Gersten Savage  LLP